UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: September 24, 2025
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland, California 94612	Oakland, California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
6.000% Series A Mandatory Convertible Preferred Stock, no par value	PCG-PrX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01.	Entry into a Material Definitive Agreement
On September 24, 2025, Pacific Gas and Electric Company (the “
Utility
”), the several lenders and other financial institutions or entities party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (the “
Administrative Agent
”), entered into a $500,000,000 Term Loan Credit Agreement (the “
Credit Agreement
”). The loans under the Credit Agreement have a maturity date of September 23, 2026. The Utility borrowed the entire amount of the loans under the Credit Agreement on September 24, 2025.
Borrowings under the Credit Agreement bear interest based on the Utility’s election of either (1) Term SOFR plus an applicable margin of 1.25%, or (2) the alternative base rate plus an applicable margin of 0.25%.
The Utility’s obligations under the Credit Agreement are secured by the issuance of a first mortgage bond, issued pursuant to the Thirtieth Supplemental Indenture to the Mortgage Indenture (each as defined herein), secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and which will rank pari passu with the Utility’s other first mortgage bonds.
The Credit Agreement includes usual and customary provisions for term loan agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) sale and leaseback transactions, (3) fundamental changes, (4) entering into swap agreements and (5) modifications to the Mortgage Indenture. In addition, the Credit Agreement requires that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of no greater than 65% as of the end of each fiscal quarter.
In the event of a default by the Utility under the Credit Agreement, including cross-defaults relating to specified other debt of the Utility or any of its significant subsidiaries in excess of $200 million, the Administrative Agent may, with the consent of the required lenders (or upon the request of the required lenders, shall), declare the amounts outstanding under the Credit Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Credit Agreement become payable immediately.
The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events
In connection with the execution of the Credit Agreement, on September 24, 2025, the Utility and The Bank of New York Mellon Trust Company, N.A., as trustee (the “
Trustee
”) under that certain Indenture of Mortgage, dated as of June 19, 2020 (as amended and supplemented, the “
Mortgage Indenture
”), between the Utility and the Trustee entered into a Thirtieth Supplemental Indenture to the Mortgage Indenture (the “
Thirtieth Supplemental Indenture
”), in order to issue a collateral bond to secure the Utility’s obligations under the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

4.1	Thirtieth Supplemental Indenture, dated as of September 24, 2025, relating to the collateral bond, between the Utility and the Trustee (including the form of collateral bond)

10.1	Term Loan Credit Agreement, dated as of September 24, 2025, among Pacific Gas and Electric Company, the several lenders from time to time parties thereto and Wells Fargo Bank, National Association, as Administrative Agent

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: September 24, 2025	By:	/s/ Carolyn J. Burke
	Name:	Carolyn J. Burke
	Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: September 24, 2025	By:	/s/ Margaret K. Becker
	Name:	Margaret K. Becker
	Title:	Vice President, Internal Audit and Treasurer